UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED - MARCH 7, 2008

4C CONTROLS INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-52074	98-0446287
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

Rockefeller Center 1230 Avenue of the Americas - 7th Floor New York, NY 10020 (Address of principal executive offices)

(917) 639-4305 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01:	Entry into a Material Definitive Agreement.

On March 7, 2008, 4C Controls Inc. (the “Company”) entered into a Subscription Agreement (the “Agreement”) with Rudana Investment Group AG (“Rudana”). Prior to entering into the Agreement, Rudana owned 35 million of the Company’s 42,053,550 issued and outstanding shares of common stock.  Pursuant to the Agreement, Rudana has purchased for $940,900 470,450 shares of the Company’s common stock (the “Common Stock”) and warrants (the “Warrants”) exercisable for the purchase of 117,613 shares of the Company’s common stock. The Warrants will become exercisable on March 3, 2009, and will expire on March 3, 2018. The Warrants will be exercisable at a price of $.25 per share. After giving effect to this transaction, Rudana will own 35,588,063 shares of the Company’s common stock, including the shares underlying the Warrants.  The Common Stock and Warrants were sold to Rudana, a non-U.S. person, in reliance upon the exemption from securities registration of Regulation S of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. The Company has utilized the proceeds of this transaction for purposes of commencement of the Company’s new business model, as disclosed on the Form 8-K filed with the U.S. Securities and Exchange Commission on March 4, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

4C CONTROLS INC.

By:	/s/ Barbara Salz
Name: Barbara Salz
Title: Corporate Secretary

Date: March 13, 2008